                                                                    EXHIBIT 10.1

                         CONSULTING SERVICES CONTRACT
                         ----------------------------

     THIS CONTRACT OF CONSULTING SERVICES (hereinafter "Contract") is made as of September 01, 1997, by and between CPC of America, Inc. a Nevada corporation, and all wholly owned subsidiaries of the above named corporation (hereinafter the "Company"), and CTM Group, Inc a Nevada Corporation, (hereinafter "Consultant").

                                   RECITALS
                                   --------

     A. Consultant has participated in the organization of the Company and its business.

     B. Consultant is expected to continue to make a major contribution to the profitability, growth and financial strength of the Company.

     C. The Company considers the continued services of the Consultant to be in the best interest of the Company and its shareholders and desires to assure the continued services of the Consultant on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

     D. Consultant is willing to remain in the services of the Company under the terms and conditions hereof, and upon the understanding that the Company will provide him with the income security herein, if his services are terminated by the Company or if he voluntarily terminates his services for good reason.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties to this Contract hereby agree as follows:

     1.   SERVICES.  The Company hereby agrees to contract with Consultant.
          --------
Consultant accepts such assignments and agrees to be subject to the general supervision, orders, advice and direction of the President, Chief Executive Officer and the Board of Directors of the Company, in a manner consistent with the Articles of Incorporation and By-Laws of the Company.

     2.   TERMS OF SERVICES AND COMPENSATION.  Consultant's term of services
          ----------------------------------
(the "Services Term") hereunder shall start on the date first written above, and continue until such services terminates pursuant to Section 7 hereof.

     3.   SERVICES FEES AND OTHER COMPENSATION.
          ------------------------------------

          a. Consultant's fees for each year hereunder shall be $120,000.00 per year. Thereafter during the Services Term, Consultant's fees shall be increased.

     each year by an amount equal to Consultant's fees for the previous year multiplied by the percent change of the Consumer Price Index for all Urban Consumers (the "CPI") (published by the Bureau of Labor Statistics, United States Department of Labor) during the immediately preceding calendar year. For example, if the percent change in the CPI from 1% and 11% were 10%, Consultant's fees for the second year hereunder would be $132,000.00. Fees increase shall not exceed 10% per year. Consultant's fees shall be payable within (10) ten days following receipt of invoice. In addition, Consultant shall receive a bonus. The bonus paid to Consultant shall be determined by the compensation committee as a annual plan to be determined each year) of the monthly net operating income of the Company pursuant to internally created financials of the Company, payable beginning no later than sixty
     (60) days after the end of each year, quarter and/or month subject to the compensation committee plan during the term hereunder; provided however that no such monthly bonus shall be paid or payable except and unless the monthly net operating income of the Company equals to least $75,000.00.
     The Consultant shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors. The fees and bonus payments hereunder shall be subject to withholding and any other applicable tax law.

          a. Upon the execution of this Agreement by Consultant, the Company shall grant to Consultant a stock option to purchase (I) up to two hundred fifty thousand (250,000) shares of the Company's common stock, $.001 par value per share (collectively, the "Shares"), at an exercise price of two dollars and ninety cents ($2.90) per Share in the first five
     (5) year term of the Services Period and, if the Services Period is extended for an additional five (5) year term, (ii) up to an additional two hundred fifty thousand (250,000) Shares in the second five (5) year term of the Services Period, also at an exercise price of two dollars and ninety cents ($2.90) per Share. Such options shall vest and become exercisable in five equal installments of fifty thousand (50,000) shares each over the term of each five (5) year Services Period with the first vesting to occur upon the last day of the first year of each such Services Period (the "Vesting Date"), and subsequent vestings to occur upon the next four anniversaries of the Vesting Date. In order for Consultant to be eligible to exercise his options, the Services Period shall not have been terminated pursuant to Section 7, as of the date such options are first exercisable. The options shall have such additional terms and conditions as set forth in an option agreement to be executed between the Company and Consultant in the form attached hereto as Exhibit A.

     3.   FEES GUARANTEE. All fees payable to the Consultant under the Agreement
          --------------
will be guaranteed (the "Guaranteed Payments") as of the effective date of the Agreement for the full Services Term of the Agreement except for terminations found in Section 7(b), (d) or (e) hereof.

          a. After the initial five year Services Term of Guaranteed Payments, any additional five year extensions made pursuant to the terms of Section 7(a) will be guaranteed once the notice period for the extension or termination period found in Section 7(a) has passed.

          b. None of the Guaranteed Payments described in this Section shall prevent the Consultant from receiving the Termination Benefits described in
     Section 13 of the Agreement.

          c. All Guaranteed Payments described in this Section and payable to the Consultant shall be repayable to the Estate of Consultant in the event of death of the Consultant.

          d. In the event of any mental disability which renders the Consultant unable to fulfill his duties pursuant to Section 1 of this Agreement, all Guaranteed Payments shall be made to Consultant's company, his attorney in fact, his personal representative, his guardian, or any other such person legally specifically listed, to whomever is legally authorized to receive monetary payments due and owing to.

          e. In the event of any physical disability which renders the Consultant unable or unwilling to fulfill his duties pursuant to Section 1 of this Agreement, all Guaranteed Payments shall be made directly to the Consultant.

          f. Upon the termination of Consultant's services for any reason other than pursuant to Section 7(b), (d), or (e) hereof, the Company shall continue to pay to Consultant the fees received by him on the date of such termination for a minimum period of five (5) years following such date of termination, payable on the Company's regular fees payment date.

     5.   REIMBURSEMENT FOR EXPENSES. The Company shall, during the Services
          --------------------------
Term, reimburse Consultant for all reasonable travel, business entertainment and other business expenses incurred by Consultant that are approved in rendering services under this Contract. Such reimbursement shall be subject to compliance with the applicable policies and procedures established by the Company.

     6.   TERMINATION. The Services Term shall terminate on the first to occur
          -----------
of the following events:

          (a) the sixth year anniversary of the date on which the Services Term becomes effective; provided, however, that after such sixth year anniversary, the Services Term shall be extended each year thereafter for an additional one year period unless either party gives the other written notice at least 90 days before such extension of its intention not to renew the Contract;

          (b) termination by the Company for the cause, upon written notice (specifying the particulars) to Consultant from the Company's President, which cause shall be limited to:

               (i) the persistent failure of or refusal by Consultant to comply with the material orders, advice, directions, policies, standard and regulations of the Company and its President or Board of Directors, as promulgated from time to time, or with the provisions of this Contract, which failure or refusal is detrimental to the Company;

               (ii) an act or acts of fraud or dishonesty by Consultant resulting in or tending to result in gain to or personal enrichment of Consultant at the Company's expense;

               (iii) any felony conviction of Consultant or material tort which is detrimental to the Company;

               (iv) the persistent absence by Consultant from his services without cause or explanation;

          (c)  the death of Consultant;

          (d) the 90th day after notice from the Company to Consultant that Consultant is considered to be permanently disable due to his inability to perform his duties or fulfill his responsibilities hereunder, which inability existed for a period of 90 days or more before such notice; or

          (e) termination by Consultant, at his option, after 90 days prior written notice to the Company.

Upon termination of Consultant's services pursuant to Section 7(b), (d), or (e), Consultant (or his estate) shall receive (i) any unpaid fees payments with respect to periods prior to the date of termination, and (ii) any termination, disability or death benefits to which he is entitled under any employee benefit plan of the Company which is in effect at the time of the termination of his services. In all other events of termination, Consultant shall continue to receive the Guaranteed Payments.

     7.   AGREEMENT NOT TO COMPETE. Consultant agrees that if his services is
          ------------------------
terminated by the Company pursuant to Subsection 7 (a), (b), or (e) hereof he shall not, for a period of one year from the date his services hereunder terminates, (x) directly or indirectly sell or attempt to sell within Florida on behalf of himself or any other person, corporation or entity, any type of product or services marketed by the Company at the time his services is terminated, (y) directly or indirectly sell or attempt to sell any type of product or services marketed by the Company at the time his services is terminated to any person, corporation or other entity that is a customer of the Company at the time his services is terminated, and (z) within U.S.A., Canada, South America, Europe, Far East directly or indirectly, own manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the Company at the time of termination of Consultant's services hereunder; provided, however, that Consultant may be a shareholder of less than 5% of the outstanding shares of voting stock of any company listed on a recognized stock exchange or traded in the NASD over-the-counter market.

     8.   TECHNICAL INFORMATION. Consultant covenants and agrees that during the
          ---------------------
Services Term and for a period of six months after termination of the Services Term (regardless of whether Consultant is terminated or defaults under any other provison of this Contract) he will assign to the Company or its nominees all of his right, title and interest in an to all "Technical Information" (as hereinafter defined) which he makes, develops or conceives, either alone or in conjunction with others; he will disclose promptly to the Company all such Technical Information; and he will cooperate with the Company in its efforts to protect its rights of ownership in such Technical Information. For purposes of this Contract, "Technical Information" shall mean and include, but not be limited to, all software, processes, devices, trademarks, trade names, copyrights, patents, marketing plans, improvements, and ideas relating to the business of the Company, and all goodwill associated with any such item.

     9.   COVENANT AGAINST DISCLOSURE OF TECHNICAL AND CONFIDENTIAL INFORMATION.
          ----------------------------------------------------------------------
Consultant agrees that while he is employed by the Company and thereafter he shall not, directly or indirectly, disclose or use to the detriment of the Company or for the benefit of any other person, corporation or other entity, any confidential information or trade secret (including, but not limited to, the identity and needs of any customer of the Company, the method and techniques of any of the business of the Company, the marketing, sales, costs and pricing plans and objectives of the Company, the problems, developments, research records, and Technical Information) of the Company or of any of the affiliates of the Company. Furthermore, Consultant shall deliver promptly to the Company upon termination of his services, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, software, models, designs, and other documents and computer records (and all copies thereof) relating to the business of the Company, and all property associated therewith, which he may then possess or have under his control. This Contract supplements and does not supersede Consultant's obligations under statute or the common law to protect the Company's trade secrets and confidential information.

     10.  REMEDY.    Consultant acknowledges that the restrictions contained in
          ------
Sections 8 through 10 of this Contract are reasonable and that the legal remedies for breach of the covenants which are contained in Sections 8 through 10 of this Contract may be inadequate and, therefore, agrees that, in the event of any actual or threatened breach of any such covenant, in addition to any other right or remedy which the Company may have, the Company may: (a) seek specific enforcement of any such covenant through injunction or other equitable relief, and (b) recover from Consultant an amount equal to (i) all sums paid by the Company to him after commencement of the breach, plus

(ii) all costs and expenses (including attorney's fees) incurred by the Company in enforcement of the covenant, plus (iii) all other damages to which the Company may be legally entitled.

     11.  UNDERTAKING TO PAY TERMINATION BENEFITS. In addition to the payments
          ---------------------------------------
Consultant shall receive under Section 4 hereof in the event of the termination of his services, the Company agrees to pay to the Consultant the Termination Benefits specified in Section 13 hereof if (a) control of the Company is acquired (as defined in paragraph 14(a) hereof) and (b) within three years after the acquisition of control occurs (i) the Company terminates the services of Consultant for any reason other than pursuant to Section 7(b), 7(c) or 7(d) hereof, or (ii) Consultant voluntarily terminates his services for good reason (as defined in Section 14(b) hereof).

     12.  TERMINATION BENEFITS. If Consultant is entitled to termination
          --------------------
benefits pursuant to paragraph 12 hereof, the Company agrees to pay to Consultant as termination compensation in a lump-sum payment within five calendar days of the termination of Consultant's services an amount to be computed by multiplying (a) Consultant's average annual fees payable by the Company which was includable in the gross income of Consultant for the most recent five calendar years ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which Consultant was an employee of the Company), by (b) 100%. For purposes of this Contract, services and compensation paid by any direct or indirect subsidiary of the Company, if any will be deemed to be services and compensation paid by the Company.

          a. The Termination Benefits described in this section are payable to the Consultant regardless of any determination by the Company's independent public accountants that payments made pursuant to this section are or would be non-deductible by the Company for federal income tax purposes because of
     Section 280G of the Internal Revenue Code of 1986 or any subsequent revisions in the Internal Revenue Code.

     13.  DEFINITIONS.
          -----------

          (a) As used in this Contract, the "acquisition of control": means (i) attaining ownership of company or more of the shares of voting stock of the Company by any person or group (other than a person or group including Consultant or with whom or which Consultant is affiliated), or (ii) the occurrence of a "change of control" required to be described under the proxy disclosure rules of the Securities and Exchange Commission.

          (b) As used in this Contract, the term "good reason" means, without Consultant's written consent, (i) a change in Consultant's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the change in control; the assignment to Consultant of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of Consultant from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his services for total permanent disability, death or pursuant to Subsection 7(ii) or 7(iii) herein or by him other than for good reason; (ii) a breach by the Company of its covenants under this Contract after a change in control; (iii) the relocation of the Company's principal executive offices to a location outside the west central Florida area or the Company's requiring him to be based at any place other than the location at which he performed his duties prior to a change in control except for required travel on the Company's business to an extent substantially consistent with his business travel obligations at the time of a change in control; (iv) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Contract; (v) any purported termination of Consultant's services which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 15(c) hereof (and, if applicable, Subsection 7(b) hereof); and for purposes of this Contract, no such purported termination shall be effective; or (vi) any request by the Company that Consultant participate in and unlawful act or take any action constituting a breach of Consultant's professional standard of conduct.

Notwithstanding anything in this paragraph 14(b) to the contrary, Consultant's right to terminate his services pursuant to paragraph 12 herein shall not be affected by his incapacity due to physical or mental illness.

     14.  ADDITIONAL PROVISIONS RELATING TO TERMINATION.
          ----------------------------------------------

          (a) The Company is aware that the Board of Directors or shareholders of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Contract, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Contract declared unenforceable, or may take or attempt to take action to deny Consultant the benefits intended under this Contract. In these circumstances, the purpose of this Contract could be frustrated. It is the intent of the Company that Consultant not be required to incur the expenses associated with the enforcement of his rights under this Contract by litigation or other legal action, nor be bound to negotiate any settlement of his rights hereunder. Accordingly, if following a change in control, if it should appear to Consultant that the Company has failed to comply with any of its obligations under this Contract of in the event that the Company or any other person takes any action to declare this Contract void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Consultant the benefits entitled to be provided to Consultant, hereunder, and that Consultant has complied with all of his obligations under this Contract, the Company irrevocably authorizes Consultant from time to time to retain counsel of his choice, at the expense of the Company as provided in this Subsection 15(a), to represent Consultant in connection with the initation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Consultant entering into an attorney-client relationship with such counsel, and in that connection the Company and Consultant agree that a confidential relationship shall exist between Consultant and such counsel. The reasonable fees and expenses of counsel selected from time to time by Consultant as herein above provided shall be paid or reimbursed to Consultant by the Company on a regular, periodic basis upon presentation by Consultant of a statement or statements prepared by such counsel, in accordance with its customary practices, up to a maximum aggregate amount of $50,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Contract, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from Consultant for such expenses.

          (b) The amounts payable to Consultant under this Contract shall not be treated as damages but as severance compensation to which Consultant is entitled by reason of termination of his services in the circumstances contemplated by this Contract. The Company shall not be entitled to set off against the amounts payable to Consultant of any amounts earned by Consultant in other services after termination of his services with the Company, or any amounts which might have been earned by Consultant in other services had he sought such other services.

          (c) Any purported termination by the Company or by Consultant shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 22 hereof. For purposes of this Contract, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Contract relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his services under the provision so indicated. For purposes of this Contract, no such purported termination shall be effective without such Notice of Termination.

     15.  ENTIRE AGREEMENT. This Contract contains the entire agreement of the
          ----------------
parties relating to the services of Consultant by the Company, superseding any and all prior such agreements, and cannot be amended, modified, or supplemented in any respect by subsequent written agreement entered into by the parties.

     16.  BENEFIT. Consultant acknowledges that the services to be rendered by
          -------
him are unique and personal; accordingly, Consultant may not assign any of his rights or delegate any of his duties or obligations under this Contract. The rights and obligations of the Company under this Contract shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company.

     17.  NO WAIVER. No failure on the part of either party at any time to
          ---------
require the performance by the other party of any term of this Contract shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term in this Contract shall be taken or held to be a waiver of any other term hereof or the breach thereof.

     18.  SEVERABILITY. The provisions of Sections 8 through 11 hereof are
          ------------
severable, and the invalidity or unenforceability of any particular provision of
Section 8 through 11 shall not affect or limit the enforceability of the other provisions. If any provisions in Section 8 through 11 hereof is held unenforceable for any reason, including the time period, geographic area, or scope of activity covered, then such provision shall be enforced to whatever extent is reasonable and enforceable.

     19.  GOVERNING LAW. This Contract shall be governed and construed in
          -------------
accordance with the law of the State of Florida (other than the provisions relating to choice of law). The parties hereto agree that any legal action arising from this Contract may be brought in any state or federal court of record in Florida and the parties hereto waive any right to question the jurisdiction of such court over their person or the propriety of such venue.

     20.  CAPTIONS. The captions in this Contract are for convenience and
          --------
identification purposes only, and not an integral part of this Contract, and are not to be considered in the interpretation of any part hereof.

     21.  NOTICES. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if in writing and personally delivered to the party to whom notice should be given or if sent by registered or certified mail, postage prepaid, addressed to the addresses set forth below, or to such other addresses as shall be furnished in writing by either party to the other CTM Group, Inc. the Consultant, and the President of the Company.

     22.  BEST EFFORTS AND REASONABLE CARE. Consultant will exert his best
          --------------------------------
efforts to assist in the management of the Company in accordance with the terms and provisions of this agreement, and will use reasonable care in providing such services.

     23.  CONFIDENTIALITY. Consultant will not disclose or otherwise use an
          ---------------
unauthorized manner confidential business, patient records and documents of the Company without the express written consent of the Company while this agreement is in effect or after this agreement is terminated.

     24.  INDEMNIFICATION. Consultant will have no liability whatever for damage
          ---------------
suffered by any person or entity on account of the dishonesty, wilful misconduct or negligence of any employee of the Company. The Company agrees to indemnify the consultant and its employee's, directors, officers and associates and hold it harmless from any and all liability, including reasonable attorney's fees caused by or resulting from intentional acts or omissions of the Company, or any officer, director or employee thereof or of any employee or agent of the Company.

In witness whereof, the company has caused this contract to be executed on its behalf by its duly authorized officer and Consultant has hereunto set his hand as of the date and year first above written.

                                       CPC of America, Inc., a Nevada Corp.
                                       And All Wholly Owned Subsidiaries
                                       By:


                                       /s/ R. A. Shipman
                                       ------------------------------------
                                       Rod A. Shipman
                                       President and Chief Executive Officer


Attested:

[SIGNATURE ILLEGIBLE]
--------------------------


                                       Consultant:


                                       ____________________________________
                                       CTM Group, Inc.
                                       P.O. Box 6904
                                       Sarasota, Florida 34270

                                   EXHIBIT A
                                   ---------

                            Stock Option Agreement

                            STOCK OPTION AGREEMENT
                            ----------------------

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of September 01, 1997, by and between CPC of America, Inc., a Nevada corporation (the "Company"), and CTM Group, Inc. ("Consultant").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, This Agreement is entered into and executed pursuant to that certain Consulting services agreement of even date herewith by and among the Company and Consultant (the "Consulting services agreement") in which the Company agreed to grant Consultant two (2) options to purchase up to two hundred fifty thousand (250,000) shares per option of the Company's common stock, $.001 per value per share (collectively, the "Shares"), at an exercise price of two dollars and ninety cents ($2.90) per Share, pursuant to the terms and conditions of this Agreement (all capitalized terms not defined in this Agreement have the meaning ascribed to them in the Consulting services agreement).

     WHEREAS, THE Company and Consultant have provided for the issuance to Consultant of an option to purchase the Shares, all as more particularly set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   GRANT OF OPTION. Subject to and upon the terms and conditions set
          ---------------
forth in this Agreement, the Company hereby grants to Consultant the following.

          A.   First Option. Upon the execution of this Agreement, the Company
               ------------
shall grant Consultant a stock option to purchase up to two hundred fifty thousand (250,000) shares of the Company's common stock, $.001 per value per share (collectively, the "Shares") at an exercise price of two dollars and ninety cents ($2.90) per Share in the first five (5) year term of the Consulting services Period (the "First Option"). The date of grant for the First Option shall be September 01, 1997.

          B.   Second Option. Upon the extension of the Consulting services
               -------------
Period for an additional five (5) year term, the Company shall grant Consultant a second stock option to purchase up to an additional two hundred fifty thousand (250,000) Shares in the second five (5) year term of the Consulting services Period, also at an exercise price of two dollars and ninety cents ($2.90) per Share (the "Second Option). The date of grant for the Second Option shall be the first day of the second five (5) year term of the Consulting services Period. The First and Second Option shall be referred to collectively herein as the "Options".

     2.   NO TRANSFERABILITY. The Options may not be transferred or assigned
          ------------------
except as permitted by will or by the laws of descent and distribution, subject to the terms of Section 10 of this Agreement.

     3.   PARTIAL EXERCISE.  Exercise of the Options up to the extent as per
          ----------------
Section 4 of this Agreement may be made in one or more installments at any time and from time to time, except that the Option may not be exercised for a fraction of a Share. Any fractional Share with respect to which an installment of the Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to the Option and shall be available for later purchase by Consultant in accordance with the terms hereof.

     4.   VESTING.  Subject to and upon the terms and conditions set forth in
          -------
this Agreement, Consultant's right under the Options shall vest as and become exercisable in five equal installments of fifty thousand (50,000) shares over the term of each five (5) year Consulting services Period with the first vesting to occur upon the last day of the first year of such Consultant services Period (the "Vesting Date"), and subsequent vestings to occur upon the next four anniversaries at the Vesting Date.

          A.   250,000 Shares Vest in First Five-Year Term.  Consultant's right
               --------------------------------------------
under the First Option shall vest for up to two hundred fifty-thousand (250,000) Shares in the first five (5) year term of the Consultant services Period.

          B.   250,000 Shares Vest in Second Five-Year Term.  If the Consulting
               --------------------------------------------
services Period is extended for a second five (5) year term, Consultant's rights under the Second Option shall vest for up to an additional two hundred fifty thousand (250,000) Shares in the second five (5) year term.

          C.   Vesting Date.  The amount of the Shares set opposite the
               ------------
               applicable vesting date may be exercised from and after the vesting date at any time up to and including the date which is ten (10) years from July 14, 1998 for the First Option and ten
               (10) years from July 14, 2003 for the Second Option:

               Vesting Date        Number of
               First Option        Shares Exercisable
               ------------        ------------------
               08/31/98                 50,000
               08/31/99                 50,000
               08/31/00                 50,000
               08/31/01                 50,000
               08/31/02                 50,000
                                       -------
                            TOTAL      250,000


               Vesting Date        Number of
               First Option        Shares Exercisable
               ------------        ------------------
               08/31/03                 50,000
               08/31/04                 50,000
               08/31/05                 50,000
               08/31/06                 50,000
               08/31/07                 50,000
                                       -------
                            TOTAL      250,000

          D.   Continued Consulting services is Precondition to Vesting. In
               --------------------------------------------------------
order for Consultant to be eligible to exercise his rights under the Options, the Consulting services Period shall not have been terminated for Cause, pursuant to Section 6.C of the Consulting services agreement, or voluntarily by Consultant, pursuant to Section 6.D of the Consulting services agreement, as of the respective vesting date.

     5.   METHOD OF PAYMENT. The exercise price for each of the Options is
          -----------------
payable in United States dollars and must be paid either in cash, by certified or cashier's check, by delivery of Shares having an aggregate fair market value (as determined by the Company) equal as of the date of exercise to the exercise price for each Option, or by any combination of the foregoing, equal in amount to the respective Option exercise price.

     6.   METHOD OF EXERCISING OPTIONS. Subject to the terms and conditions of
          ----------------------------
this Agreement, the Options may be exercised by written notice to the Company delivered pursuant to Section 12.K. Such notice shall state the election to exercise the respective Option and the number of Shares in respect of which it is being exercised and shall be signed by Consultant. Such notice shall be accompanied by payment of the full purchase price of such Shares, and the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice and such payment have been received. The certificate or certificates for the Shares as to which the Options shall have been so exercised shall be registered in the name of Consultant or permitted assignee and shall be delivered to Consultant or permitted assignee. All Shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and non-assessable. Consultant shall not have the rights of a shareholder with respect to the Shares covered by the Options hereunder until the date of issuance of a stock certificate to Consultant for such Shares.

     7.   ADJUSTMENTS. Upon the occurrence of any of the following events,
          -----------
Consultant's rights with respect to the Options granted hereunder shall be adjusted as hereinafter provided:

          A.   Stock Dividends and Stock Splits. If the shares of common stock
               --------------------------------
of the Company shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon exercise of the Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B.   Consolidations or Mergers. If the Company is to be consolidated
               -------------------------
with or acquired by another entity, in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the board of directors of any entity assuming the obligations of the Company under the Options (the "Successor Board") shall, with respect to Consultant's outstanding rights hereunder, take one or more of the following actions: (i) make appropriate provision for the continuation of the Options by substituting on an equitable basis for the shares then subject to the Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition, (ii) accelerate the date of exercise of all installments of the Options; or (iii) terminate the Options in exchange for a cash or stock payment equal to the excess of the fair market value of the shares subject to the Options (to the extent then exercisable) over the exercise price thereof. For purposes hereof, "fair market value" shall be deemed to be price paid for the stock in connection with the Acquisition.

          C.   Recapitalization of Reorganization. In the event of a
               ----------------------------------
recapitalization or reorganization of the Company (other than a transaction described in subparagraph B, above) pursuant to which securities of the Company or of another company are issued with respect to the outstanding shares of Company common stock, Consultant upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise the securities Consultant would have received if he had exercised his rights under the Options prior to such recapitalization or reorganization

          D.   Dissolution or Liquidation. In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Options will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors of the Company.

          E.   Issuances of Securities. Except as expressly provided herein, no
               -----------------------
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          F.   Restricted Shares. If any person or entity owning restricted
               -----------------
common stock of the Company obtained by exercise of the Options receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B, or C above as a result of owning such restricted common stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted common stock with respect to which such shares of securities or cash were issued, unless otherwise determined by the Successor Board.

     8.   RESTRICTED SHARES: PURCHASE FOR INVESTMENT. Consultant understands
          ------------------------------------------
that the Shares to be purchased upon an exercise of the Options have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the laws of any jurisdiction. Consultant represents that Consultant is, either alone or through advisors, sophisticated and experienced in financial, business and investment matters and, as a result, Consultant is in a position to evaluate the merits and risks of an investment in the Company. Consultant represents and agrees that (i) Consultant's purchase of Shares upon an exercise of the Options will not be made with a view toward the "distribution" of such Shares, as defined in the 1933 Act; (ii) such Shares may not be transferred or hypothecated unless, in the opinion of counsel to the Company, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act or pursuant to an exemption therefrom; and (iii) Consultant agrees to sign a certificate to such effect at the time of exercising the Options and agrees that the certificate for the Shares so purchased may be inscribed with a legend to ensure compliance with the 1933 Act.

     9.   LEGENDS.  The certificates representing the Shares issued or to be
          -------
issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND
     MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPTION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION
     IS NOT REQUIRED UNDER SUCH LAWS.

     10.  DEATH OF CONSULTANT.  If Consultant dies, the Option may be exercised
          -------------------
during the ninety (90) day period beginning with the date of Consultant's death, to the extent of the number of Shares with respect to which Consultant could have exercised on the date of Consultant's death or thereafter would have become exercisable during such 90-day period in accordance with its terms, by Consultant's estate, personal representative or beneficiary to whom the respective Option has passed pursuant to Section 2. At the expiration of such 90-day period or the scheduled expiration date, whichever is the earlier, such Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

     11.  NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of the
          ---------------------------------
Options hereunder imposes no obligation on Consultant to exercise the Options.

     12.  GENERAL PROVISIONS.
          ------------------

          A.   Amendments. The provisions of this Agreement may not be amended,
               ----------
supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

          B.   Assignments.  Consultant shall not assign his rights and/or
               -----------
obligations under this Agreement without the prior written consent of the Company.

          C.   Binding Effect.  All of the terms and provisions of this
               --------------
Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, whether so expressed or not.

          D.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

          E.   Severability. If any provision of this Agreement or any other
               ------------
agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provison valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

          F.   Headings.  The headings contained in this Agreement are for
               --------
convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

          G.   Preparation of Agreement.  This Agreement shall not be construed
               ------------------------
more strongly against any part regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

          H.   Survival.  All covenant, agreements, representations and
               --------
warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          I.   Waivers.  The failure or delay of the Company at any time to
               -------
require performance by Consultant of any provision of this Agreement, even if known, shall not affect the right of the Company to require performance of that provision or to exercise any rights, power or remedy hereunder, and any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Consultant in any case shall, of its, entitle such party to any other or further notice or demand in similar or other circumstances.

          J.   Equitable Remedies. Consultant acknowledges that the services to
               ------------------
be rendered by Consultant hereunder are extraordinary and unique and are vital to the success of the Company, and that damages at law would be an inadequate remedy for any breach or threatened breach by Consultant of any provision of this Agreement, then the Company shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without the Company being required to show any actual damage or to post an injunction bond.

          K.   Notices.  All notices, requests, consents and other
               -------
communications required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                               [PAGE IS MISSING]
the laying of venue of any such suit, action or proceeding in any such courts; and (iv) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

     O.   Entire Agreement. This Agreement represents the entire understanding
          ----------------
and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                         CTM GROUP, INC.


                                         _____________________________________

                                         CPC OF AMERICA, INC

                                         /s/ Rod A. Shipman
                                         -------------------------------------
                                         Rod A. Shipman
                                         President and Chief Executive Officer

                                       9